Exhibit 23(p)(3)

                          BABSON CAPITAL MANAGEMENT LLC



                        INSIDE INFORMATION STATEMENT AND
          CODE OF ETHICS RELATING TO PERSONAL SECURITIES TRANSACTIONS


                        EFFECTIVE AS OF FEBRUARY 1, 2005


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                                TABLE OF CONTENTS


PART ONE - INTRODUCTION
         Introduction.........................................................1

PART TWO - INSIDE INFORMATION STATEMENT
         Article I: General Policies on the Use of Inside Information.........2
                  A.  No Trading..............................................2
                  B.  No Communication of Inside Information..................2
         Article II: Guidelines for Identifying Inside Information............2
                  A.  Identifying Inside Information..........................2
                  B.  Action to Take..........................................3
                  C.  Responsibility to Update Restricted List................4
         Article III: "Firewall" Procedures...................................4
                  A.  Confidentiality.........................................4
                  B.  Meetings................................................4
                  C.  Dual Function Employees, Officers, and Directors........4
                  D.  Duty to Disclose Breaches of Firewall(s)................5
         Article IV: Confidentiality of Advisory Clients' Transactions........5
         Article V: Supervisory Procedures and Personal Liability.............5

PART THREE - CODE OF ETHICS RELATING TO PERSONAL SECURITIES
             TRANSACTIONS
         Article I: General Policies..........................................6
                  A.  Personal Investment Activities..........................6
                  B.  General Prohibitions....................................6
         Article II: Specific Policies for Access Persons, Investment Persons
                     Portfolio Managers, and Disinterested Trustees...........7
                  A.  Access Person Restrictions..............................7
                  B.  Access Persons Preclearance Requirements................8
                  C.  Access Persons Reporting Obligations....................10
                  D.  Investment Person Restrictions..........................12
                  E.  Portfolio Manager Restrictions..........................13
                  F.  Requirements for Disinterested Trustees.................13

PART FOUR - ADMINISTRATION AND CONSTRUCTION
         Article I: Compliance Director.......................................15
                  A.  Appointment.............................................15
                  B.  Primary Responsibilities................................15
                  C.  Reports and Records.....................................16

PART FIVE - GENERAL INFORMATION
         Article I: No Babson Liability for Losses............................18
         Article II: Reporting Violations.....................................18
         Article III: Penalties for Violations................................18
         Article IV: Amendments...............................................18
         Article V: Definitions...............................................19

SCHEDULE A - EXEMPTIONS



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                             PART ONE - INTRODUCTION

This Inside Information Statement and Code of Ethics Relating to Personal Securities Transactions (the "Code") (i) establishes policies and procedures that are reasonably necessary to detect and prevent insider trading; (ii) establishes standards of business conduct related to personal securities transactions that reflect the fiduciary duty of Babson Capital Management LLC ("Babson Capital") to its investment advisory clients; (iii) establishes policies and procedures reasonably necessary to detect and prevent certain activities that are, or might be, an abuse of fiduciary duties or create conflicts of interest; (iv) requires those subject to the Code to comply with applicable Federal Securities Laws; and (v) has been adopted in compliance with
Section 204A of the Investment Advisers Act of 1940 (the "Advisers Act"), Rule 204A-1 under the Advisers Act, and Rule 17j-1 under the Investment Company Act of 1940 ("Rule 17j-1").

This Code applies to (i) all employees, officers, directors, members of any board of managers, partners, and trustees of (a) Babson Capital, Babson Capital Securities Inc, and any additional subsidiaries which may be subsequently organized and that adopt this Code (collectively, "Babson"); and (b) MassMutual Corporate Investors, MassMutual Participation Investors, and any other registered investment company for which Babson Capital serves as investment adviser that has adopted the Code (a "Fund") as its code of ethics under Rule 17j-1; and (ii) all other Access Persons.

Capitalized terms used in this Code that are not otherwise defined have the meanings contained in PART FIVE, Article V: Definitions.
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All Associates shall acknowledge receipt of this Code and any amendments thereto in writing.

Any person having questions as to the meaning or applicability of these policies and procedures should contact Babson Capital's Compliance Director or any other designated member of Babson Capital's Compliance Department.






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                     PART TWO - INSIDE INFORMATION STATEMENT

ARTICLE I:  GENERAL POLICIES ON THE USE OF INSIDE INFORMATION

From time-to-time Associates may, either on or off the job, come into possession of Inside Information. It is important for all Associates to understand that anytime they come into possession of Inside Information, that same information may become attributable to Babson as a whole. The mere possession of Inside Information is not illegal, unethical, or against Babson policy; however, misuse of it is against the law and this Code.

The following procedures and guidelines apply to all Associates.

A.   NO TRADING

     Except as (1) permitted below, or (2) with prior written approval from the Compliance Director or a Babson legal officer, no Associate, may directly or indirectly trade Securities either for an account with respect to which the Associate has Beneficial Ownership or Control or for Babson and/or Advisory Client accounts while:

         o they are in possession of Inside Information regarding the issuer of such Securities; or

         o        the issuer of such Securities appears on the Restricted List.

     Notwithstanding the above, an Associate, on behalf of Babson and/or its Advisory Clients, may purchase private placement Securities or bank loans of an issuer even if the issuer has provided Babson and/or its Advisory Clients with Inside Information as part of Babson and/or its Advisory Client's consideration as to whether it will invest in such Securities or bank loans.

B.   NO COMMUNICATION OF INSIDE INFORMATION

     No Associate may communicate Inside Information or the content of the Restricted List to others who do not have a clear need to know. Any Associate having Inside Information as the result of a fiduciary relationship they might have by reason of a position as an officer or director of another corporation or entity, should not disclose such information to anyone, except as otherwise required by this Code.

ARTICLE II:  GUIDELINES FOR IDENTIFYING INSIDE INFORMATION

The following guidelines have been established to assist Associates in avoiding illegal Insider Trading and to aid Babson in preventing, detecting and imposing sanctions against Insider Trading.

A.   IDENTIFYING INSIDE INFORMATION

     Before trading for yourself or for others (including Babson and its Advisory Clients) in the Securities of a company about which you may have Inside Information, you should ask yourself the following questions:

     1. IS THE INFORMATION MATERIAL INFORMATION? "Material Information" in this context means information for which there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or information that is reasonably certain to have a significant effect on the price of a company's Securities. Information that officers, directors, and

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         employees should consider material includes, but is not limited to:
         dividend changes, earnings estimates, changes in previously released earnings estimates, merger, acquisition or divestiture proposals or agreements, major litigation, liquidity problems, significant management developments, expansion or curtailment of operations, significant increases or decreases in purchase orders, new products or discoveries, extraordinary borrowing, purchase or sale of substantial assets, fraud, accounting errors and irregularities, and capital restructuring (including issue of rights, warrants or convertible Securities).

         Material Information about a company does not have to originate from such company. For example, information about the contents of a forthcoming newspaper column or "leaks" from an insider of the issuer that may be expected to affect the market price of a Security can be considered material information.

     2. IS THE INFORMATION NON-PUBLIC INFORMATION? Non-Public Information in this context means information that has not been effectively communicated to the market place. In order for information to be considered "public", one must be able to point to some fact to show that the information is generally available to the public and the Securities markets have had a reasonable time to respond. For example, the following information would be considered public information: (a) information found in a public filing with the United States Securities and Exchange Commission ("SEC") or a stock exchange; (b) information disseminated by the issuer or securities analysts to the investment community through written reports or public meetings; or (c) information appearing in Bloomberg, Dow Jones News Service, Reuters Economic Services, The Wall Street Journal, or other publications of general circulation.

         Information has not been effectively communicated to the public if there has been: (a) selective disclosure to Babson or other institutional investors or to select groups of analysts or brokers; (b) partial disclosure as long as a material component of the Inside Information remains undisclosed; or (c) insufficient time for the relevant Securities market(s) to trade on the information.

B.   ACTION TO TAKE

     No simple tests exist to determine if information is Material Information or Non-Public Information. If after consideration of the above, you believe that there is any possibility that the information is Material Information and Non-Public Information or if you have any questions whatsoever as to whether the information is Inside Information:

     1.  Report the matter immediately to the Compliance Director;

     2. Do not purchase or sell the relevant Securities on behalf of yourself or others, including Advisory Clients;

     3. Do not communicate the information inside or outside Babson, other than to the Compliance Director or legal counsel;

     4. After the Compliance Director has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information; and

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     5.  Keep such information secure. For example, files containing Inside
         Information should be locked in filing cabinets or desks and access to computer files containing Inside Information should be restricted.

C.   RESPONSIBILITY TO UPDATE RESTRICTED LIST

     Investment Persons and Portfolio Managers are individually responsible for ensuring that all issuers about which they have Inside Information or whose Securities are Being Considered For Purchase or Sale, are reflected on the Restricted List.

ARTICLE III:  "FIREWALL" PROCEDURES

Babson Capital has adopted a Firewall Policy and Procedures Statement (the "Firewall Statement") that is designed to establish an effective barrier between Babson Capital's Private Investment Group (as defined in the Firewall Statement) and Public Investment Group (as defined in the Firewall Statement) to prevent the flow of Inside Information so that each Group can operate independently of the other. To the extent the general procedures and guidelines of this PART TWO conflict with the more specific policies and procedures in the Firewall Statement, the provisions of the Firewall Statement shall apply. To the extent that this PART TWO and the Firewall Statement do not conflict, the provisions of both shall apply.

Babson Capital also operates pursuant to firewalls between itself and other members of the Babson Organization. These firewalls exist so that, to the extent practicable, Inside Information that Associates have will not be passed or imputed from one member of the Babson Organization to another member without clear need to know. The firewalls also exist to ensure, to the extent practicable, that the voting and investment powers over Securities held by a member of the Babson Organization are exercised independently from the other members. Each member of the Babson Organization may adopt additional or amend existing firewalls. The primary guidelines governing the operation of such firewalls are set forth below. Any exceptions to such policies and procedures must be approved by both the Compliance Director and Babson Capital's General Counsel, or their respective designees.

A.   CONFIDENTIALITY

     Associates shall make every effort to maintain the confidentiality of information entrusted to them.

B.   MEETINGS

     Associates should avoid placing themselves in a position where they might receive Inside Information from another Associate or officer, unless they have a legitimate need to know. When meetings occur with Associates representing different members of the Babson Organization to discuss investment related matters or to make presentations to the same client or prospective client, the respective individuals shall determine if Inside Information is likely to be disclosed at the meeting. Where appropriate they should take steps, in consultation with the Compliance Director, to ensure that Inside Information does not "pass over" a firewall. This may require alteration of the presentation or separate meetings or presentations. Additionally, someone familiar with compliance and the Federal Securities Laws, such as the Compliance Director or an attorney familiar with the laws governing the use of Inside Information, could attend these meetings to ensure that there are no inadvertent violations of the Federal Securities Laws.

C.   DUAL FUNCTION EMPLOYEES, OFFICERS, AND DIRECTORS

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     The roles of individuals who perform dual functions for members of the
     Babson Organization should be limited to the extent reasonably practicable to reduce the likelihood of potential violations of firewalls. Generally, Associates who serve as officers or directors of more than one member of the Babson Organization should not be involved in the other member's investment or proxy voting decision making process or otherwise be made aware of currently existing, specific securities positions held by such other member that are not publicly available.

D.   DUTY TO DISCLOSE BREACHES OF FIREWALL(S)

     Any Associate should inform the Compliance Director whenever they become aware of a breach in said firewalls(s) including any instance whereby an Associate becomes involved in the exercise of another member's investment or voting decision making process (or otherwise was made aware of specific securities positions held by such other member that are not publicly available).

ARTICLE IV:  CONFIDENTIALITY OF ADVISORY CLIENTS' TRANSACTIONS

Until disclosed in a public report to shareholders or public filing to the SEC, all information concerning Securities Being Considered for Purchase or Sale by or on behalf of Babson and/or any of its Advisory Clients shall be kept confidential and disclosed by Associates only on a need to know basis in accordance with practices and policies developed and periodically reviewed for their continuing appropriateness by the Compliance Director.

ARTICLE V:  SUPERVISORY PROCEDURES AND PERSONAL LIABILITY

All supervisory personnel are responsible for the reasonable supervision of their staff to prevent and detect violations of this Code. Failure to supervise adequately can result in the supervisor being held personally liable for violations of the Federal Securities Laws and this Code. Supervisors shall ensure employees and/or consultants joining their departments are reported to the Compliance Department.


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                     PART THREE - CODE OF ETHICS RELATING TO
                        PERSONAL SECURITIES TRANSACTIONS

ARTICLE I:  GENERAL POLICIES

A.   PERSONAL INVESTMENT ACTIVITIES

     In addition to the previously discussed duty to avoid illegal Insider Trading, the principles that govern personal investment activities for Associates, EXCEPT FOR DISINTERESTED TRUSTEES of a Fund, include:

     1. The duty at all times to place the interests of Babson and/or its Advisory Clients first;

     2. The requirement that all personal securities transactions be consistent with this Code so as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

     3. The fundamental standard that individuals should not take inappropriate advantage of their positions.

The fiduciary principles that govern personal investment activities for DISINTERESTED TRUSTEES WITH RESPECT TO EACH FUND FOR WHICH HE OR SHE SERVES AS A TRUSTEE include:

     1.  The duty at all times to place the interests of the Fund first;

     2. The requirement that all personal securities transactions be consistent with this Code so as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

     3. The fundamental standard that individuals should not take inappropriate advantage of their positions.

The Code does not attempt to identify all possible conflicts of interest, and literal compliance with the specific provisions of the Code will not excuse Associates for personal trading or other conduct that is illegal or violates a duty to Advisory Clients.

B.   GENERAL PROHIBITIONS

     In connection with the purchase, sale or disposition of a Security Held Or To Be Acquired By Babson and/or its Advisory Clients no person, and, in connection with the purchase, sale, or disposition of a Security Held Or To Be Acquired By a Fund, no Disinterested Trustee of such Fund, may directly or indirectly:

     1. Use information concerning the investment intentions of or influence the investment decision making process of Babson and/or its Advisory Clients for personal gain or in a manner detrimental to the interests of Babson and/or its Advisory Clients;

     2. Employ any device, scheme, or artifice to defraud Babson and/or its Advisory Clients;

     3.  Make an untrue statement of a material fact;

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     4.  Omit to state a material fact necessary in order to make any statement made to Babson and/or its Advisory Clients, in light of the circumstances under which they are made, not misleading;

     5. Engage in any act, practice, or course of business that operates or would operate as fraud, deceit, or breach of trust upon, or by, Babson and/or its Advisory Clients; or

     6. Engage in any manipulative practice with respect to Babson and/or its Advisory Clients.

ARTICLE II: SPECIFIC POLICIES FOR ACCESS PERSONS, INVESTMENT PERSONS, PORTFOLIO
            MANAGERS, AND DISINTERESTED TRUSTEES

While this Code applies to all Associates, there are specific policies that govern the personal investment activities of Access Persons, Investment Persons, Portfolio Managers, and Disinterested Trustees (each of which is detailed below). All references to Access Persons include Investment Persons and Portfolio Managers.

A.   ACCESS PERSON RESTRICTIONS (OTHER THAN DISINTERESTED TRUSTEES)

     1.  PURCHASE, SALE, OR OTHER DISPOSITION OF SECURITIES

         No Access Person shall purchase, sell, or otherwise dispose of any Security if he or she has or thereby acquires Beneficial Interest or Control with actual knowledge that, at the same time, such, Security is being purchased or sold or Being Considered for Purchase or Sale by or on behalf of Babson and/or its Advisory Clients, provided however, that this prohibition does not apply if the disposition involves Securities that are donated to a tax-exempt organization or if given to a member of the Access Person's Immediate Family.

     2.  SERVING ON BOARDS OF TRUSTEES OR DIRECTORS

         No Access Person may serve on the board of directors or trustees of a business entity without prior written approval from the Chief Executive Officer of Babson Capital. All Access Persons that wish to serve on a board of directors or trustees shall submit a written request to the Compliance Director.

         Access Persons may serve on the board of directors or trustees on a non-business entity (e.g., charitable or civic organization) without approval from the Chief Executive Officer of Babson Capital; however, notice of such service and/or termination of such service should be reported to the Compliance Director at the time such position is assumed or terminated.

     3.  INVESTMENT CLUBS

         Participation by Access Persons in Investment Clubs is prohibited.

     4.  SHORT SALES INVOLVING BABSON ADVISED OR SUB-ADVISED ENTITIES

         No Access Person shall sell short a Security issued by an entity for which Babson is an investment adviser or sub-adviser. (For example, MassMutual Corporate Investors and MassMutual Participation Investors.)


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     5.  LIMITED OFFERINGS AND INITIAL PUBLIC OFFERINGS

         Access Persons may not directly or indirectly acquire Beneficial Interest or Control in a Limited Offering or Initial Public Offering without the express prior written approval of the Compliance Director. Investment Persons, including Portfolio Managers, are subject to further restrictions with respect to Initial Public Offerings as set forth in PART THREE, Article II(D).

     6.  MARKET TIMING

         Access Persons that invest in an Open-End Investment Company advised or sub-advised by Babson or participate in the MassMutual 401(k) Plan are subject to the applicable policies adopted by such Fund or Plan with respect to market timing or frequent trading.

     7.  BUSINESS COURTESIES AND GIFTS

         The exchange of business courtesies, such as reasonable entertainment and gifts of nominal value, is generally permissible. The common practices of the business world are acceptable but care should be taken to stay within the scope of reasonable value, standard business practices, and professional association or regulatory guidelines. This will help ensure that no special indebtedness or conflict of interest arises.

         Occasionally, an Associate may be offered entertainment, such as tickets for cultural or sporting events. An Associate may accept such offers but only if the offer meets the criteria above and is associated with the business transactions between Babson and the other party. Accepting entertainment that is primarily intended to gain favor or influence is to be strictly avoided.

         While an Associate may give gifts of nominal value such as promotional items, Associate may not directly or indirectly give or accept bribes, kickbacks, special privileges, personal favors, or unusual or expensive hospitality. Associates who are registered representatives are subject to the National Association of Securities Dealers' restrictions on gift giving. An Associate dealing with any U.S. Government or state agency must notify Babson Capital's General Counsel or his or her designee prior to the exchange of any business courtesies. Many states, counties, and municipalities have strict conflict of interest laws as applied to dealings with public officials.

         Whether an Associate is engaged in purchasing, selling or providing service on the behalf of Babson or not, monetary gratuities should not be accepted.

         When the business courtesy involves a gift of travel expenses or accommodations, the Associate shall receive prior approval from the Compliance Director and the proper trip documentation must be completed. Prior to granting written authorization to the Associate, the Compliance Director shall obtain the approval from the designated member of Babson Capital's Board of Managers.

B.   ACCESS PERSONS PRECLEARANCE REQUIREMENTS (OTHER THAN DISINTERESTED
     TRUSTEES)

     1.   REQUIREMENT TO PRECLEAR TRANSACTIONS

          No Access Person may purchase, sell or otherwise acquire or dispose of any Security in which he or she has, or as a result of such transaction will establish, Beneficial Interest or Control

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          without the prior written approval of the Compliance Director.
          PRECLEARANCE IS VALID ONLY FOR THE DAY IT IS OBTAINED.

     2.   HOW TO OBTAIN PRECLEARANCE.

          To facilitate preclearance, accurate reporting, and oversight of personal trading, Babson utilizes CTI iTrade ("CTI"), an intranet based personal securities trading module. Each Access Person designated to utilize CTI is provided with a password and link to the CTI module for on-line preclearance of certain personal Securities transactions prior to execution. CTI is only available from 8:30 am through 4:00 pm, daily and is not available on weekends or holidays.

          With respect to the pre-clearance of bonds, private investment funds, Limited Offerings, or Initial Public Offerings, all Access Persons must contact the Compliance Director for pre-clearance authorization. Access Persons that are unable to pre-clear via CTI (i.e., not a designated user of CTI, on vacation/business travel, or preclearance of bonds/private investment funds/Limited Offerings/Initial Public Offerings) are instructed to contact the Compliance Hotline - (413) 226-1220, (a dedicated number to promptly assist Access Persons with Code related matters) so that personal Securities transactions can be manually pre-cleared by the Compliance Director or designee.

          All trading data, preclearance requests, and waivers are archived as required by securities regulations. Preclearance communications may be recorded and preserved for the protection of Babson and its Access Persons.

     3.   LARGE CAP/ DE MINIMIS PROVISION

          An Access Person that pre-clears transactions will receive pre-clearance in a publicly traded Security that would otherwise have been denied solely because (i) such Security is Being Considered for Purchase or Sale or otherwise trading in a client account; or (ii) due to the restrictions contained in PART THREE, Article II (E)(1):
          Portfolio Manager Restrictions, below, provided that:

               o The issuer of the Security in which the Access Person wishes to transact has a market capitalization exceeding U.S. $3 billion (a "Large Cap Security"), AND

               o The aggregate amount of such Access Person's transactions in that Large Cap Security does not exceed 1,000 shares or, for fixed income securities, $10,000 par value of bonds within any seven calendar day period.

          Such transactions will be subject to all other provisions of the Code.

     4.   PRECLEARANCE EXEMPTIONS

          All Security transactions must be precleared except for those Security transactions listed as exempt from preclearance on Schedule A to this Code.

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C.   ACCESS PERSONS REPORTING OBLIGATIONS

     To facilitate accurate reporting and oversight of personal trading, Babson utilizes CTI iTrade ("CTI"), an intranet based personal securities reporting module. Each Access Person designated to utilize CTI is entered into CTI and provided with a password and link to the module for on-line submission and certification of Quarterly Transaction and Annual Holding Reports. CTI is only available from 8:30 am through 4:00 pm, daily and is not available on weekends or holidays.

     Access Persons that are unable to report through CTI (i.e., not a designated user of CTI or otherwise unable to submit through CTI) will certify and submit their Annual Holdings and Quarterly Transaction Reports in paper form to the Compliance Director or designee. All reports and certifications are archived as required by securities regulations. Any waivers of Code provisions are granted by the Compliance Director and documentation concerning any waiver granted is maintained by the Compliance Director.

     1.   INITIAL HOLDINGS REPORT AND CERTIFICATION

          New Access Persons must file a report ("Initial Holdings Report") disclosing the following:

          o the title and type of each Security in which they directly or indirectly hold Beneficial Interest or Control;
          o the exchange ticker symbol or CUSIP number (as applicable) for each Security;
          o the number of shares or principal amount of each Security (as applicable);
          o the name of any broker, dealer or bank with which the Access Person maintains an account in which any Securities are held for the Access Person's direct or indirect benefit; and
          o    the date the report is submitted by the Access Person.

          This Initial Holding Report is due within ten (10) days after the person became an Access Person and the information must be current as of a date no more than forty-five (45) days prior to the date the person became an Access Person. Access Persons must submit each Initial Holdings Report with a certification to the Compliance Director that they have read and understand this Code, recognize that they are subject to it, will comply with its requirements, and have disclosed or reported all required personal Securities holdings.

     2. DUPLICATE CONFIRMATIONS AND PERIODIC STATEMENTS FOR ALL SECURITIES ACCOUNTS

          Access Persons shall arrange for copies of confirmations of ALL personal Securities transactions and, if requested, periodic account statements involving a Securities account in which the Access Person has Beneficial Interest or Control to be sent promptly by the Access Person's broker(s) directly to the Compliance Department. If requested, the periodic account statements must be submitted on at least a quarterly basis.

          Copies of broker prepared periodic securities account statements ("Account Statement") may be attached to an Initial Holdings, Quarterly Transaction, or Annual Holdings report in lieu of listing each transaction or holding detailed in the Account Statement on the applicable report so long as all information required in the report is contained in the Account Statement.

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     3.   QUARTERLY TRANSACTION REPORT AND CERTIFICATION

     (A) All Access Persons, within thirty (30) calendar days after the end of each calendar quarter, shall make a report (the "Quarterly Transaction Report") and certify to the Compliance Director that the Quarterly Transaction Report lists all Security transactions in which the Access Person has a Beneficial Interest or over which the Access Person exercises Control during the quarter. Late filers are in technical violation of the law and will be subject to disciplinary action.

     (B) Each Quarterly Transaction Report must contain (with respect to each reportable transaction for the quarter) the following:

               o    the date of the transaction ("trade date");
               o    the title of the Security;
               o    the exchange ticker symbol or CUSIP number (as applicable);
               o    the interest rate and maturity date (if applicable);
               o the number of shares or the principal amount of each Security involved (as applicable);
               o the nature of the transaction (e.g. purchase, sale, or any other type of acquisition or disposition);
               o    the price at which the transaction was effected;
               o the name of the broker, dealer, or bank with or through which the transaction was effected;
               o (with respect to any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person) the name of the broker, dealer, or bank with whom the Access Person established the account and the date the account was established; and
               o the date that the Quarterly Transaction Report is submitted by the Access Person.

     4.   ANNUAL HOLDINGS REPORT AND CERTIFICATION

          Access Persons must file an annual report ("Annual Holdings Report") disclosing the following:

          o the title and type of each Security in which they directly or indirectly hold Beneficial Interest or Control;
          o the exchange ticker symbol or CUSIP number (as applicable) for each Security;
          o the number of shares or principal amount of each Security (as applicable);
          o the name of any broker, dealer or bank with which the Access Person maintains an account in which any Securities are held for the Access Person's direct or indirect benefit; and
          o    the date the report is submitted by the Access Person.

          The Annual Holding Report must be current as of a date no more than forty-five (45) days prior to the date the report was submitted. Access Persons must submit each Annual Holdings Report with a certification to the Compliance Director that they have read and understand this Code, recognize that they are subject to it, have complied with its requirements, and have disclosed or reported all violations of the Code and all required personal Securities holdings.

     5. EXEMPTIONS FROM INITIAL HOLDINGS REPORT, ANNUAL HOLDINGS REPORT, AND QUARTERLY TRANSACTION REPORT

     All Security transactions are reportable except for the Securities/transactions listed as exempt from the Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report on Schedule A of this Code.

     6.   DISCLAIMER OF BENEFICIAL OWNERSHIP

     An Access Person may include on any Initial Holdings Report, Quarterly Transaction Report or Annual Holding Report a statement that the Report will not be construed as an admission that the Access Person has any direct or indirect beneficial ownership in the Security to which the Report relates.

D.   INVESTMENT PERSON RESTRICTIONS

     In addition to the provisions applicable to Access Persons, Investment Persons are subject to the following restrictions (INVESTMENT PERSONS INCLUDE PORTFOLIO MANAGERS):

     1.   BAN ON SHORT TERM PROFITS

          No Investment Person may profit from the purchase and sale, or sale and purchase, within any sixty (60) day period, of any Security, except for the following Securities:

               o    Direct Obligations of the Government of the United States
               o    bankers acceptances
               o    bank certificates of deposits
               o    commercial paper
               o High Quality Short-term Debt Instruments (including repurchase agreements)
               o    shares issued by money market funds
               o    shares issued by Open-End Investment Companies

          Any profits realized on such trades will be disgorged pursuant to instructions from the Compliance Director.

     2.   INITIAL PUBLIC OFFERINGS

          No Investment Person or Portfolio Manager may purchase any Security in an Initial Public Offering except purchases of shares of a savings association, insurance company, or similar institution, under an existing right as a policyholder or depositor, that have been approved and precleared in advance by the Compliance Director.

     3.   DUTY TO DISCLOSE POSSIBLE CONFLICTS OF INTEREST

          (A) An Investment Person shall disclose if he or she has a material Beneficial Interest or Control of an issuer prior to making any recommendation that Babson buy or sell any Securities of such issuer for any Advisory Client.

          (B) No Portfolio Manager having a material Beneficial Interest in or Control of an issuer shall unilaterally approve a transaction for any Advisory Client involving the Securities of such issuer. This provision shall not apply with regard to any Security traded or held by a private investment fund (i.e., a fund excepted from the definition of an investment company, or exempt from registration as an investment company, under the Investment Company Act of
               1940) managed directly or indirectly by Babson, to the extent that a Portfolio Manager may be deemed to have Beneficial Interest or Control of any such Security solely by reason of such Portfolio Manager having invested in such fund or being entitled directly or indirectly to receive part of the performance fee or allocation paid by any such fund.

E.   PORTFOLIO MANAGER RESTRICTIONS

     In addition to the provisions of the Code applicable to Access Persons and Investment Persons, Portfolio Managers are subject to the following additional restrictions:

     1.   SEVEN-DAY "BLACKOUT" PERIOD

          No Portfolio Manager may purchase, sell or dispose of any Security within seven (7) calendar days before or after the purchase or sale of that Security by Babson or an Advisory Client for which he or she is a Portfolio Manager. Any profits realized with respect to such purchase or sale shall be disgorged pursuant to instructions from the Compliance Director. Exempt from this provision are the following Securities and transactions:

               o    Direct Obligations of the Government of the United States
               o    bankers acceptances
               o    bank certificates of deposits
               o    commercial paper
               o High Quality Short-term Debt Instruments (including repurchase agreements)
               o    shares issued by money market funds
               o    shares issued by Open-End Investment Companies
               o    Large Cap/ De Minimis Provision Shares
                    (PART THREE, Article II (B)(3))
               o    Automatic Investment Plans
               o    No Direct or Indirect Control Over Account
               o    Involuntary Purchases or Sales
               o    Pro Rata Distributions

F.   REQUIREMENTS FOR DISINTERESTED TRUSTEES

     1.   PURCHASE, SALE, OR OTHER DISPOSITION OF SECURITIES

          No Disinterested Trustee of a Fund shall purchase, sell, or otherwise dispose of any Security if the Disinterested Trustee has actual knowledge that such Security is Being Considered for Purchase or Sale by or on behalf of the Fund.

     2.   CERTIFICATE OF COMPLIANCE

          Within thirty (30) calendar days after the end of each calendar year, each Disinterested Trustee shall submit a written statement to the Compliance Director, that he or she has complied with the requirements of this Code applicable to Disinterested Trustees.

     3. INITIAL HOLDING REPORT, ANNUAL HOLDING REPORT, AND QUARTERLY TRANSACTION REPORT EXEMPTION

          Trustees who are not interested persons of a Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 and who would be required to report solely by reason of being a Fund Trustee need NOT file (i) an Initial or Annual Holdings Report with Certification as required by PART THREE, Article II (C)(1) and (4) or
          (ii) a Quarterly Transaction Report with Certification as required by PART THREE, Article II (C)(3) except where the Disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Fund trustee, should have known that during the fifteen
          (15)-day period immediately before and after the Disinterested Trustee's transaction in a Security such Security is or was purchased or sold by the Fund or its investment advisor considered purchasing or selling such Security.

     4.   SERVING ON BOARDS OF DIRECTORS OR TRUSTEES

          Each Disinterested Trustee shall notify the Compliance Director of any service on or termination from a business or non-business board of directors or board of trustees.

                   PART FOUR - ADMINISTRATION AND CONSTRUCTION

ARTICLE I:  COMPLIANCE DIRECTOR

The role of the Compliance Director is critical to the implementation and maintenance of this Code.

A.   APPOINTMENT

     Babson Capital's President shall designate a Compliance Director who shall have the authority and responsibility to administer this Code.

B.   PRIMARY RESPONSIBILITIES

     The Compliance Director shall be, or shall become, familiar with investment compliance practices and policies and shall report any material inadequacy to the President, Chief Compliance Officer, General Counsel, and Board of Managers of Babson Capital.

     The Compliance Director shall:

          o Furnish all Access Persons with a copy of this Code and any amendments thereto, and periodically inform them of their duties and obligations thereunder;
          o Develop policies and procedures designed to implement, maintain, and enforce this Code;
          o Conduct periodic training to explain and reinforce the terms of this Code;
          o Conduct periodic reviews of the reports required to be made by Access Persons under the Code, the scope and frequency of such review to be determined by the Compliance Director;
          o Answer questions regarding this Code, and keep abreast of changes in applicable laws and regulations;
          o Oversee the manner of disposition of any profits required to be disgorged in conformance with company guidelines;
          o Maintain confidential information regarding personal Securities transactions and holdings and only disclose such information to persons with a clear need to know, including state and federal regulators when required or deemed necessary or appropriate by the Compliance Director in conformance with the provisions of the Code;
          o Develop, implement, review, and revise specific firewall procedures consistent with SEC rules and this Code;
          o Review this Code on a regular basis and recommend to Babson Capital's President, Chief Compliance Officer, General Counsel, and Board of Managers amendments, as are necessary or appropriate; and
          o Interpret this Code consistent with the requirements of applicable laws, regulations and taking into consideration industry practices.

     The Compliance Director is authorized to:

          o Grant exceptions or exemptions on an individual or a class basis, to any of the provisions of the Code, provided that such exceptions or exemptions are consistent with the spirit of the principles of this Code, and the requirements of applicable laws and regulations;

          o Designate one or more persons to have the authority and responsibility to act on behalf of the Compliance Director when necessary or appropriate, including handling, without limitation, preclearance requests and reviewing transaction and holding reports submitted by Access Persons; and
          o Resolve issues of whether information received by an Associate constitutes Inside Information.

C.   REPORTS AND RECORDS

     1.  REPORTS

         The Compliance Director or Designee shall:

         (A) Prepare a quarterly report containing a description of any material violation requiring significant remedial action during the past quarter and any other significant information concerning the application of this Code. The Compliance Director shall submit the report to Babson Capital's President, Chief Compliance Officer, General Counsel, and the Board of Trustees of each mutual fund potentially affected.

         (B) Prepare written reports at least annually summarizing any material exceptions or exemptions concerning personal investing made during the past year; listing any violations requiring significant remedial action; and identifying any recommended changes to the Code or the procedures thereunder. The report should include any violations that are material, any sanctions imposed to such material violations, and any significant conflicts of interest that arose involving the personal investment policies of the organization, even if the conflicts have not resulted in a violation of the Code. The Compliance Director shall submit this Report to Babson Capital's President, Chief Compliance Officer, General Counsel, and Board of Managers and the Board of Trustees of each Fund.

         (C) Annually certify, to each Fund's Board of Trustees, that Babson and each Fund it advises have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

     2.  RECORDS

         The Compliance Director shall maintain or cause to be maintained, the following records:

         (A) A copy of this Code or any other Code which has been in effect during the most recent five (5)-year period;

         (B) A record of any violation of any such Code and of any action taken as a result of such violation in the five (5)-year period following the end of the fiscal year in which the violation took place;

         (C) A copy of each report made by the Compliance Director pursuant to PART FOUR, Article I(C)(1) of this Code for a period of five (5) years from the end of the fiscal year of Babson Capital's and of each Fund, as applicable, in which such report is made or issued;

         (D)  A list of all persons currently or within the most recent five
              (5)-year period who are or were required to make reports pursuant to this, or a predecessor Code, or who are or were responsible for reviewing these reports; along with a copy of all acknowledgements of each person's receipt of the Code, Initial Holdings Reports, Annual Holdings Reports, Quarterly Transaction Reports, Preclearance Forms, Duplicate Confirmations, and Account Statements (as applicable) filed during that same period;

         (E) An up-to-date list of all Access Persons, Investment Persons, and Portfolio Managers with an appropriate description of their title or employment; and

         (F) A record of the approval of, and rationale supporting, the acquisition of Securities in Initial Public Offerings and Limited Offerings for at least five (5) years after the end of the fiscal year in which the approval is granted.

The aforementioned records shall be maintained for the first two years in the appropriate office of Babson and in an easily accessible place for the time period required by applicable SEC rules thereafter.

                         PART FIVE - GENERAL INFORMATION

ARTICLE I:  NO BABSON LIABILITY FOR LOSSES

Babson and/or its Advisory Clients shall not be liable for any losses incurred or profits avoided by any Associate resulting from the implementation or enforcement of this Code. Associates should understand that their ability to buy and sell Securities is limited by this Code and that trading activity by Babson and/or its Advisory Clients may affect the timing of when an Access Person can buy or sell a particular Security.

ARTICLE II:  REPORTING VIOLATIONS

Any Associate who knows or has reason to believe that this Code has been or may be violated shall bring such actual or potential violation to the immediate attention to Babson's Compliance Director. The Compliance Director shall periodically provide the Chief Compliance Officer with a report of all violations of the Code. It is a violation of this Code for an Associate to deliberately fail to report a violation or deliberately withhold relevant or material information concerning a violation of this Code.

No Associate will be subject to penalty or reprisal for reporting in good faith suspected violations of this Code by others.

ARTICLE III:  PENALTIES FOR VIOLATIONS

Individuals who trade on or inappropriately communicate Inside Information are not only violating this Code but are also involved in unlawful conduct. Penalties for trading on or communicating Inside Information can be severe, both for the individuals involved in such unlawful conduct and their employers. A person can be subject to penalties even if they do not personally benefit from the violation. Penalties may include civil injunctions, payment of profits made or losses avoided ("disgorgement"), jail sentences, fines for the person committing the violation of up to three times the profit gained or loss avoided, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this Code shall be subject to the imposition of such sanctions by Babson as may be deemed appropriate under the circumstances to achieve the purposes of applicable SEC rules and this Code. Such sanctions could include, without limitation, fines, bans on personal trading, reductions in salary increases, the forfeiture of incentive compensation benefits, disgorgement of trading profits, transfer to another position at Babson, suspension of employment and termination of employment. Sanctions for violation of this Code by a Disinterested Trustee of a Fund shall be determined by a majority vote of the Fund's other Disinterested Trustees.

ARTICLE IV:  AMENDMENTS

For the Funds, the respective Boards of Trustees of such Fund must approve any material changes to the Code within six (6) months of the adoption of the material change in accordance with the requirements of Rule 17j-1. The Compliance Director shall provide each Access Person with a copy of any amendments to the Code.

ARTICLE V:  DEFINITIONS

ACCESS           Access Persons include:
PERSONS

                    1.   The directors, officers, and partners of Babson;
                    2.   Investment Persons and Portfolio Managers;
                    3. Any other Associate (or other person providing advice on behalf of Babson who is subject to Babson's supervision or control) who (i) has access to Non Public Information regarding any clients' purchase or sale of securities, (ii) has access to nonpublic information regarding the portfolio holdings of a Reportable Fund, (iii) has access to nonpublic Securities recommendations to clients, or (iv) is involved in making Securities recommendations to clients;
                    4.   The trustees, directors, and officers of each Fund;
                    5. Any director, officer, general partner or employee of a Fund or Babson (or any company in a control relationship to the Fund or Babson) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Securities by a Fund, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Securities by the Fund; and
                    6. To the extent applicable, any director, officer or general partner of a principal underwriter to a Fund who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by a Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of a Security.

ADVISORY            means any person or entity that has an investment
CLIENT              advisory or investment sub-advisory services
                    agreement with Babson.


ASSOCIATES          means all employees, officers, directors, members of
                    any board of managers, partners, and trustees of Babson Capital, Babson Capital Securities Inc, and any additional subsidiaries which may be subsequently organized and that adopt this Code.

AUTOMATIC           means a program in which regular periodic purchases
INVESTMENT PLANS    (or withdrawals) are made  automatically in (or from)
                    investment accounts in accordance with a predetermined schedule and allocation. Automatic
                    Investment Plans include automatic dividend reinvestment plans.

BABSON              means Babson and all persons controlled by,
ORGANIZATION        controlling or under common control except to the
                    extent that any such person has adopted policies and procedures to detect and prevent insider trading that are substantially similar to this Code.

BEING               A Security is deemed as "Being Considered for Purchase
CONSIDERED FOR      or Sale" when a recommendation has been conveyed  by an
PURCHASE OR SALE    analyst to a Portfolio Manager and, with respect to the
                    person making the recommendation, when such person seriously considers making such a recommendation.

BENEFICIAL          means any interest by which: (a) an Access Person
INTEREST OR         exercises direct or indirect influence  or control over
CONTROL             the purchase, sale or other disposition of a Security;
                    or (b) an Access Person or any member of his or her Immediate Family can directly or indirectly derive a monetary/financial interest from the purchase, sale, disposition or ownership of a Security.

                    Examples of indirect monetary/financial interests include but are not limited to: (a) interests in partnerships and trusts that hold Securities but does not include Securities held by a blind trust or by a trust established to fund employee retirement benefit plans such as 401(k) plans; (b) a performance-related fee received by the Access Person for providing investment advisory services; and (c) a person's rights to acquire Securities through the exercise or conversion of any derivative instrument, whether or not presently exercisable.

CLOSED-END          means a mutual fund with a set number of shares issued and
INVESTMENT          distributed to investors in a public offering, identical to
COMPANY             the way corporate Securities reach public hands.  A
                    Closed-End Investment Company's capitalization is basically fixed (unless an additional public offering is made). After the public offering stock is distributed, anyone who wants to buy or sell shares does so in the secondary market (either on an exchange or over the counter).

COMPLIANCE          means the person designated by Babson Capital's President
DIRECTOR            to be principally responsible for the administration of this
                    Code as it applies to the operations of Babson and/or its Advisory Clients.

DIRECT              means any security directly issued or guaranteed as to
OBLIGATIONS OF THE  principal or interest by the United States.  Examples of
GOVERNMENT OF       direct obligations include Cash Management Bills, Treasury
THE UNITED STATES   Bills, Notes and Bonds, and those Treasury securities
                    designated by the U.S. Department of Treasury as eligible to participate in the STRIPS (Separate Trading of Registered
                    Interest and Principal of Securities).

DISINTERESTED       means a trustee of a Fund who is not an "interested person"
TRUSTEE             of Babson within the meaning of Section 2(a)(19) of the
                    Investment Company Act of 1940.

FEDERAL             means the Securities Act of 1933, the Securities Exchange
SECURITIES LAWS     Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment
                    Company Act of 1940, the Investment Advisers Act of 1940,
                    Title V of the Gramm-Leach-Bliley Act, any rules adopted by the U.S. Securities and Exchange Commission (SEC) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the U.S. Department of the Treasury.

GIFTS               means: (i) gifts of Securities from you to a 501(c)(3) tax
OF SECURITIES       exempt organization; (ii) gifts of Securities between
                    members of the Access Person's Immediate Family; and (iii) gifts of securities to you over which you do not control the timing.

HIGH QUALITY        means any instrument that has a maturity at issuance of
SHORT-TERM DEBT     less than 366 days and that is rated in one of the two
INSTRUMENTS         highest rating categories by a nationally recognized rating organization.



IMMEDIATE           means related by blood or marriage AND living in the same
FAMILY              household and includes: any child, stepchild, grandchild,
                    parent, stepparent, grandparent, spouse, "significant other", sibling, mother-, father-, son-, daughter-, brother or sister-in-law, and any adoptive relationships. The
                    Compliance Director, after reviewing all the pertinent facts and circumstances, may determine, if not prohibited by applicable law, that an indirect Beneficial Interest in or Control of Securities held by members of the Access Person's
                    Immediate Family does not exist.

INITIAL PUBLIC      means an offering of securities registered under the
OFFERING            Securities Act of 1933, the issuer of which, immediately
                    before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities
                    Exchange Act of 1934.

INSIDER means, in most cases, employees, officers and directors of a company. In addition, a person may become a "temporary insider" if he or she enters into a special confidential relationship in the conduct of another company's affairs and as a result is given access to information solely for Babson and/or its Advisory Client's purposes. A temporary insider could include a company's attorneys, accountants, bank lending officers and printers. An Associate, such as a securities analyst, may become a temporary insider of another company if the other company expects such person to keep the disclosed Non-Public Information confidential and the relationship at least implies such a duty.

INSIDE              means Material Information that is Non-Public Information.
INFORMATION

INSIDER TRADING     means trading in Securities (whether or not one is an
                    "Insider") while having Inside Information regarding the Securities or to communicating Inside Information to others.
                    While the law concerning insider trading is not static, it is generally understood to prohibit:

                    1. trading by an Insider, while in possession of
                       Inside Information; or

                    2. trading by a non-insider, while in possession of
                       Inside Information, where the information either was disclosed to the non-insider in violation of an Insider's duty to keep it confidential or was misappropriated; or

                    3. communicating Inside Information to others by
                       either an Insider or a non-insider prohibited from trading by PART TWO of this Code.

INVESTMENT          means a group of people who pool their assets in
CLUB                order to make joint decisions (typically a vote) on
                    which Securities to buy, hold or sell.

INVESTMENT          means any Access Person who provides
PERSON              information and/or advice to Portfolio Managers or
                    who helps execute a Portfolio Manager's decisions
                    (e.g., traders, analysts).

LIMITED             means a Securities offering that is exempt from
OFFERING            registration under the Securities Act of 1933 pursuant to
                    Section 4(2) or Section 4(6) or pursuant to Rule 504,
                    Rule 505, or Rule 506 under the Securities Act of 1933.

MASS MUTUAL         means Securities held by a trust established to fund
401(K) PLAN         the employee's retirement benefit plans of Massachusetts
                    Mutual Insurance Company and its subsidiaries.

MATERIAL            As defined in PART TWO, Article II(A)(1) of this Code.
INFORMATION

NO DIRECT OR        means purchases, sales or dispositions of Securities for
INDIRECT CONTROL    an account over which an Access Person has no direct or
OVER ACCOUNT        indirect influence or control (E.G. a "blind trust").

NON-PUBLIC          As defined in PART TWO, Article II(A)(2) of this Code.
INFORMATION

OPEN-END            means a mutual fund that issues its shares in open-ended
INVESTMENT          offerings. New shares are continuously created as investors
COMPANY             buy them. Investors who want to sell shares sell them
                    back to the company (which redeems them) rather than to another investor. The capitalization of such a mutual fund is open-ended; as more investors buy mutual fund shares, the fund's capital expands. By the same token when investors liquidate their holdings, the fund's capital shrinks.

PORTFOLIO           means an Investment Person who has the direct
MANAGER             responsibility and authority to make investment
                    decisions affecting a particular Babson and/or
                    Advisory Client's account or portfolio.

PRO RATA            means purchases resulting from the  exercise of rights
DISTRIBUTIONS       acquired from an issuer as part of a pro rata distribution to all holders of a class of Securities of such issuer.

REPORTABLE          means any Open-End or Closed-End Investment Company for
FUND                which Babson Capital serves as an investment adviser
                    (or sub-adviser) or any Open-End or Closed-End Investment
                    Company or unit investment trust whose investment adviser
                    (or sub-adviser) or principal underwriter controls, is controlled by, or is under common control with Babson
                    Capital.

RESTRICTED LIST     means a list(s) maintained by a Babson entity that includes the names of the Securities of which are being actively traded, or Being Considered for Purchase or Sale by Babson and/or its Advisory Clients or, when appropriate, its sub-advisers, and the names of any issuer about whom Babson has Inside Information or on whose board of directors
                    Associates serve. An issuer, or Security, as applicable, will be removed from the Restricted List when what had been Inside Information becomes available to the public, when the interlocking directorate no longer exists or when what had been a Security Being Considered for Purchase or Sale is no longer under such consideration.

                    The content of the Restricted List is confidential and will be distributed only to those that have a need to know the identity of the issuers in the context of performing their job responsibilities.

SECURITY means a "security" as defined by Section 3(a)(10) of the Securities Exchange Act of 1934, Section 202(a)(18) of the Investment Advisers Act of 1940 or Section 2(a)(36) of the Investment Company Act of 1940. Examples include but are not limited to any stock or transferable share; note, bond, debenture or other evidence of indebtedness, investment contract, any warrant or option to acquire or sell a Security, any financial futures contract, put, call, straddle, option, or any interest in any group or index of Securities.

SECURITY HELD OR    means a Security which, within the most recent 15 days, (i)
TO BE ACQUIRED      is or has been held by Babson  and/or an Advisory
                    Client or (ii) is being or has been considered by Babson for itself and/or its Advisory Clients. This includes any option to purchase or sell, and any Security that is convertible into or exchangeable for, any Security that was held or considered. The Compliance Director may amend this definition to the extent necessary to comply with Rule 17j-1.

                                   SCHEDULE A
                                   EXEMPTIONS

          (DEFINITIONS FOR ITALICIZED TERMS MAY BE FOUND IN PART FOUR,
                      ARTICLE IV: DEFINITIONS OF THE CODE)

----------------------------------------------------------------------- ---------------------------------------------------------
                                                                             EXEMPTION FROM INITIAL
     PRECLEARANCE EXEMPTION                                                  HOLDING REPORT, ANNUAL HOLDING REPORT, AND
                                                                             QUARTERLY TRANSACTION REPORT
----------------------------------------------------------------------- ---------------------------------------------------------
     o   DIRECT OBLIGATIONS OF THE GOVERNMENT OF THE UNITED STATES(1)        Yes
----------------------------------------------------------------------- ---------------------------------------------------------
     o   Bankers Acceptances                                                 Yes
----------------------------------------------------------------------- ---------------------------------------------------------
     o   Bank Certificates of Deposits                                       Yes
----------------------------------------------------------------------- ---------------------------------------------------------
     o   Commercial Paper                                                    Yes
----------------------------------------------------------------------- ---------------------------------------------------------
     o   HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS                            Yes
----------------------------------------------------------------------- ---------------------------------------------------------
     o   Repurchase Agreements                                               Yes
----------------------------------------------------------------------- ---------------------------------------------------------
     o   Shares Issued by Money Market Funds                                 Yes
----------------------------------------------------------------------- ---------------------------------------------------------
     o   NO DIRECT OR INDIRECT CONTROL OVER ACCOUNT                          Yes
----------------------------------------------------------------------- ---------------------------------------------------------
     o   AUTOMATIC INVESTMENT PLANS(2)                                       Quarterly Transaction Reports not Required.  Must
                                                                             be reported on Initial and Annual Holdings Reports.
----------------------------------------------------------------------- ---------------------------------------------------------
     o   OPEN-END INVESTMENT COMPANIES                                       REPORTABLE FUNDS,(4) including Reportable Funds
          (including REPORTABLE FUNDS)(3)                                    held through a variable annuity or life insurance
                                                                             product, are not exempt and must be reported unless
                                                                             held through a Babson offered benefit PLAN.(5)  All
                                                                             other Open-End Investment Companies are exempt from
                                                                             reporting.
----------------------------------------------------------------------- ---------------------------------------------------------
     o   PRO RATA DISTRIBUTIONS                                              No
----------------------------------------------------------------------- ---------------------------------------------------------
     o   Involuntary Purchases or Sales(6)                                   No
----------------------------------------------------------------------- ---------------------------------------------------------
     o   GIFTS OF SECURITIES                                                 No
----------------------------------------------------------------------- ---------------------------------------------------------
     o   Municipal General Obligation Bonds                                  No
----------------------------------------------------------------------- ---------------------------------------------------------
     o   Derivatives based on broad based indices, interest rates,           No
         currencies, or agricultural/physical commodity futures (as approved by the Compliance Department)
----------------------------------------------------------------------- ---------------------------------------------------------
     o   "SECURITIES Traded by a Babson Private Investment Fund" (See        See Note 7
         Note 7)
----------------------------------------------------------------------- ---------------------------------------------------------

1 NOTE: Indirect obligations of the Government of the United States (E.G. agency bonds, Federal National Mortgage Association (Fannie Mae), Federal Home Loan Mortgage Corporation (Freddie Mac), and Government National Mortgage Association (Ginnie Mae) SECURITIES) are not DIRECT OBLIGATIONS OF THE GOVERNMENT OF THE UNITED STATES.
2 NOTE: Any transaction that overrides the preset schedule or allocation means the program no longer qualifies as an AUTOMATIC INVESTMENT PLAN.
3    NOTE: CLOSED-END INVESTMENT COMPANIES are not exempt.
4 NOTE: REPORTABLE FUNDS include all mutual funds advised or sub-advised by Babson or any other member of the MassMutual Financial Group, including Massachusetts Mutual Life Insurance Company and Oppenheimer Funds.
5 NOTE: Holdings of REPORTABLE FUNDS in the MASSMUTUAL 401(K) PLAN or any other Babson offered benefit plan do not need to be separately reported, unless directed by the COMPLIANCE DIRECTOR. Such holdings will be deemed incorporated into the reports submitted by ACCESS PERSONS.
6 NOTE: Involuntary purchases or sales would include, by way of example, stock dividends, call of a debt security, and spin-offs of shares to existing security holders.
7 NOTE: To the extent that an ACCESS PERSON is deemed to have BENEFICIAL INTEREST OR CONTROL of SECURITIES traded or held by a Babson Private Investment Fund solely by reason of having invested in the Babson Private Investment Fund or being entitled directly or indirectly to receive part of the performance fee or allocation paid by such Babson Private Investment Fund, the ACCESS PERSON does not need to report the Babson Private Investment Fund's trades and holdings. The Babson Private Investment Fund's trades and holdings will be deemed incorporated into the reports submitted by the ACCESS PERSON. A "BABSON PRIVATE INVESTMENT FUND" is a fund managed directly or indirectly by Babson that is excepted from the definition of an investment company, or exempt from registration as an investment company, under the Investment Company Act of 1940.